Exhibit 99.1

Osiris Therapeutics Completes $12 Million Private Placement and Eliminates $19 Million of Debt Through Common Stock Conversion

COLUMBIA, Maryland — December 20, 2007 — Osiris Therapeutics, Inc. (NASDAQ: OSIR), a leading stem cell therapeutic company, announced today that it has closed an $11.8 million private placement of its common stock and eliminated through conversion, $18.8 million of debt.  No fees or commissions were paid in either transaction.

On December 18, 2007, the Company agreed to sell 950,000 shares, or $11.8 million, of its common stock at $12.37 per share, pursuant to a private placement intended to comply with Regulation S of the Securities Act of 1933, as amended.  The proceeds from the placement are intended to be used to further develop the Company’s adult stem cell products, including those currently in Phase III clinical trials, and for general corporate purposes.

The shares were placed in Switzerland by Friedli Corporate Finance, Inc., of which Peter Friedli, the Chairman of the Board of Directors and largest stockholder of Osiris, is the President and sole owner.  In the transaction, Mr. Friedli individually invested $1.2 million.  Additionally, Venturetec, Inc., a Swiss publicly traded company for which Mr. Friedli serves as President, purchased $1.2 million of common stock.  The per share price reflected a premium to the then current market price.

The Company also announced that $18.8 million of its 10%, $20 million Promissory Notes, together with accrued interest, have been converted at $13 per share into 1,465,837 shares of common stock.  As a result of the conversion, the Company will eliminate $3 million in cash interest expense that would have accrued had the Notes remained outstanding to maturity.  The Notes were issued on October 30, 2006 and had a scheduled maturity date of April 30, 2009.  Peter Friedli held $8.5 million of the Notes, which were converted into 662,746 shares of common stock.

The securities issued in the private placement and upon conversion of the Notes have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws.  Pursuant to the terms of the placement, the holders are provided short form demand registration rights for the purchased shares.

About Osiris Therapeutics

Osiris Therapeutics, Inc. is a leading stem cell therapeutic company focused on developing and marketing products to treat medical conditions in the inflammatory, orthopedic and cardiovascular areas. Osiris currently markets and sells Osteocel® for regenerating bone in orthopedic indications. Prochymal™ is in Phase III clinical trials for both Graft versus Host Disease and Crohn’s disease and is the only stem cell therapeutic currently designated by FDA as both an Orphan Drug and Fast Track product. Osiris has also partnered with Genzyme Corporation to develop Prochymal™ as a medical countermeasure to nuclear terrorism and other radiological emergencies.  The Company’s pipeline of internally developed biologic drug candidates under evaluation also includes Chondrogen™ for arthritis in the knee, and Provacel™, for repairing heart tissue following a heart attack. Osiris is a fully integrated company, having developed capabilities in research, development, manufacturing, marketing and distribution of stem cell products.  Osiris has developed an extensive intellectual property portfolio to protect the company’s technology in the United States and a number of foreign countries including 47 U.S. and 215 foreign patents owned or licensed. More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements include,

7015 Albert Einstein Drive  •  Columbia, Maryland  21046  • Ph 443.545.1800  •  Fax 443.545.1701  •  www.Osiris.com

but are not limited to, statements regarding the following: our product development efforts; our clinical trials and anticipated regulatory requirements; the success of our product candidates in development; status of the regulatory process for our biologic drug candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for mesenchymal stem cells and biologic drug candidates; our cash needs; patents and proprietary rights; ability of our potential products to treat disease; our plans for sales and marketing; our plans regarding our facilities; types of regulatory frameworks we expect will be applicable to our potential products; and results of our scientific research. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission. Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Erica Elchin, Osiris Therapeutics, Inc. at (443) 545-1834

Media Contacts:

Stacey Holifield/Andrew Law

Schwartz Communications

(781) 684-0770

Osiris@schwartz-pr.com

7015 Albert Einstein Drive  •  Columbia, Maryland  21046  • Ph 443.545.1800  •  Fax 443.545.1701  •  www.Osiris.com